 Exhibit 99.1

CANNASSIST INTERNATIONAL CORP. AND SUBSIDIARY
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

The following unaudited pro forma condensed combined financial information and related notes present the historical condensed combined financial information of CannAssist International Corp. and its wholly owned subsidiary (hereinafter referred to as "CannAssist", the “Company,” "we," "our," "us" and similar terms unless the context indicates otherwise) Xceptor LLC ("Xceptor") after giving effect to CannAssist’s acquisition of Xceptor that was completed on July 13, 2018 (the "Acquisition Date").

On July 13, 2018, CannAssist International Corp. a Delaware corporation (the “Company”), entered into a business combination agreement (the “Acquisition”) with Xceptor LLC, a Wyoming company (“Xceptor”).The Acquisition was effected by the Company through the exchange of all the outstanding membership interests of Xceptor for 3,000,000 shares of common stock of the Company. At the time of the Acquisition, there was one shareholder of the Company who is also was a member and president of Xceptor. Xceptor has become a wholly owned subsidiary of the Company and the Company has taken over its operations and business plan. Prior to the Acquisition, the Company had no ongoing business or operations.

Since the Company and Xceptor were entities under common control prior to the Acquisition, the transaction is accounted for as a restructuring transaction. The Company has recast prior period financial statements to reflect the conveyance of Xceptor’s common shares as if the restructuring transaction had occurred as of the earliest date of the financial statements.

The unaudited pro forma condensed combined financial information gives effect to our acquisition of Xceptor based on the assumptions, reclassifications and adjustments described in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2017, and the three months ended March 31, 2018, have been prepared giving effect to the acquisition of PowerComm Construction as if the transaction had occurred on January 1, 2017, the beginning of the earliest period presented. The unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition of Xceptor as if the transaction had occurred as of the earliest date of the financial statements.

The unaudited pro forma adjustments are not necessarily indicative of or intended to represent the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future. The actual results reported by the combined company in periods following the acquisition may differ significantly from those reflected in these unaudited pro forma condensed combined financial information for a number of reasons, including cost saving synergies from operating efficiencies and the effect of the incremental costs incurred to integrate the two companies.

The unaudited pro forma condensed combined financial information should be read in conjunction with our historical consolidated financial statements and accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2017, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, the historical financial statements of Xceptor for the year ended December 31, 2017, and the historical unaudited financial statements of Xceptor as of and for the three months ended March 31, 2018 contained in this Form 8-K.

CannAssist International Corp Proforma Balance Sheet
	March 31, 2018
	Xceptor, LLC	CannAssist International Corp	Elimination	Proforma
ASSETS
Current assets:
Cash	$485	$-	$-	$485

Total assets	$485	$-	$-	$485

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$450	$-	$-	$450
Accrued liabilities	-	1,250	-	1,250
Loan payable	1,000	-	-	1,000
Total current liabilities	1,450	1,250	-	2,700

Stockholders' Equity (Deficit):
Common Stock par value $0.0001 100,000,000 shares authorized, 20,000,000 shares issued and outstanding	-	2,000	-	2,000
Additional paid in capital	4,471	1,712	(4,962)	1,221
Accumulated deficit	(5,436)	(4,962)	4,962	(5,436)
Total stockholders' deficit	(965)	(1,250)	-	(2,215)

Total liabilities and stockholders' equity	$485	$-	$-	$485

CannAssist International Corp Proforma Statement of Operations
	For the Three Months Ended March 31, 2018
	Xceptor, LLC	CannAssist International Corp	Elimination	Proforma
Revenue	$153	$-	$-	$153

Operating expenses:
General and administrative	498	650	-	1,148
Total operating expenses	498	650	-	1,148

Net loss from operations	$(345)	$(650)	$-	$(995)

Net Loss	$(345)	$(650)	$-	$(995)

CannAssist International Corp Proforma Balance Sheet
	December 31, 2017
	Xceptor, LLC	CannAssist International Corp	Elimination	Proforma
ASSETS
Current assets:
Cash	$380	$-	$-	$380
Total assets	$380	$-	$-	$380

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Loan payable	$1,000	$-	$-	$1,000
Accrued liabilities	-	2,000	-	2,000
Total current liabilities	1,000	2,000	-	3,000

Stockholders' Equity (Deficit):
Common Stock par value $0.0001 100,000,000 shares authorized, 20,000,000 shares issued and outstanding	-	2,000	-	2,000
Additional paid in capital	4,471	312	(4,312)	471
Accumulated deficit	(5,091)	(4,312)	4,312	(5,091)
Total stockholders' deficit	(620)	(2,000)	-	(2,620)

Total liabilities and stockholders' equity	$380	$-	$-	$380

CannAssist International Corp Proforma Statement of Operations
	For the year ended December 31, 2017
	Xceptor, LLC	CannAssist International Corp	Elimination	Proforma

Revenue	$232	$-	$-	$232

Operating expenses:
Product testing	2,255	-	-	2,255
General and administrative	3,068	4,312	-	7,380
Total operating expenses	5,323	4,312	-	9,635

Net loss from operations	(5,091)	(4,312)	-	(9,403)

Net Loss	$(5,091)	$(4,312)	$-	$(9,403)